UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: January 24, 2011

    VISUALANT, INCORPORATED

(Exact name of Registrant as specified in its charter)

Nevada	0-25541	91-1948357
(State or jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

500 Union Street, Suite 406

Seattle, Washington 98101

                (206) 903-1351

(Address of Registrant’s principal executive office and telephone number)

Section 2 - Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets.

On January 24, 2011, Visualant, Inc. (OTCBB: VSUL), a pioneer provider of industry-leading color based identification and diagnostic solutions, announced that it signed a letter of intent to Eagle Technologies USA (“Eagle”) (www.eagletechnologiesusa.com) of Brea, California.

Eagle, founded by card industry leaders Greg and Ryan Hawkins and Jeff Fulmer in 2008, has rapidly emerged as the premier provider of blank PVC and polyester composite cards to the identification market.  Eagle will provide an immediate additional $1 million in annual revenue to Visualant and is projected to grow to $3 to $4 million in revenues over the next two years as Eagle increases the range and technical sophistication of its product line.

With this acquisition, Visualant will continue with its strategic initiative to consolidate relevant security and authentication assets.  At the same time, Visualant will provide Eagle and its management the human and capital resources necessary to rapidly accelerate its growth.  Upon the closing of this acquisition, the Eagle team will continue to manage Eagle with full profit and loss responsibility.

Under the terms of the Letter of Intent, Eagle will be acquired for $1 million, consisting of 1.2 million shares of restricted VSUL common stock valued at $.4167 per share, the price during the period of the negotiations, and a promissory note in the amount of $500,000 payable as follows:

1)

$150,000 will be paid in cash to Seller on the earlier of the one-year anniversary of the closing date of the Acquisition or upon the closing of more than Two Million Five Hundred Thousand in financing.

2)

$150,000 will be paid in cash to Seller on the earlier of the two-year anniversary of the closing date of the Acquisition or upon the closing of more than Five Million in aggregate financing since closing.

3)	$200,000 on the earlier of the third anniversary of closing date of the Acquisition or upon the closing of more than Seven Million Five Hundred Thousand in aggregate financing since closing.

The promissory note is collateralized by the stock and assets of Eagle until paid in full. In addition, consideration will be provided post closing to the ownership and senior management in Eagle in form of the creation of a bonus pool.  The bonus pool will be comprised of one million shares of VSUL common stock which shall be escrowed at closing and released to Eagle ownership and management if they generate $4 million in cash flow positive gross revenues within two years of closing of this transaction. The shares shall be distributed at the sole discretion of the ownership and senior management of Eagle.

The letter of intent is subject to (i) approval of the acquisition by the Board of Visualant and Eagle; (ii) completion of due diligence; and, (iii) agreement to customary terms and conditions. The acquisition is expected to close by March 31, 2011.

The above description of the Letter of Intent is only intended as summarize the Letter of Intent. The full Letter of Intent is attached as Exhibit 10.1. On January 27, 2011, the Company issued a press release to announce the signing of the Letter of Intent as described in response to Item 2.01 of this Current Report on Form 8-K. A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)     Exhibits –

Exhibit No.	Description

10.1	Letter of Intent dated January 24, 2011 by and between Visualant, Inc. and Eagle Technologies USA.

99.1	Press Release of Visualant, Inc. dated January 27, 2011 announcing the Letter of Intent with Eagle Technologies USA.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Registrant: VISUALANT, INCORPORATED

By:	/s/ Mark Scott
Mark Scott, CFO

January 31, 2011

Item 9.01  Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)     Exhibits –

Exhibit No.	Description

10.1	Letter of Intent dated January 24, 2011 by and between Visualant, Inc. and Eagle Technologies USA.

99.1	Press Release of Visualant, Inc. dated January 27, 2011 announcing the Letter of Intent with Eagle Technologies USA.